

PROSPECTUS SUPPLEMENT                                                      FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998, AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1687




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $50,000,000           ORIGINAL ISSUE DATE:          April 20, 1998


CUSIP NUMBER:           59018S E34            STATED MATURITY DATE:         April 20, 1999


INTEREST CALCULATION:                         DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                / / 30/360
(FIXED INTEREST RATE):                        / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                     / / COMMERCIAL PAPER RATE
/ / CMT RATE                                  / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                / / CD RATE
/x/ FEDERAL FUNDS RATE                        / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                          DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                            LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                             LIBOR REUTERS PAGE:


INDEX MATURITY:         Daily                 MINIMUM INTEREST RATE:        Not Applicable


SPREAD:                 0.100%                MAXIMUM INTEREST RATE:        Not Applicable


INITIAL INTEREST RATE:  TBD                   SPREAD MULTIPLIER:            Not Applicable


INTEREST RESET DATES:   Daily commencing April 20, 1998 through the maturity date; subject to following business day convention.


INTEREST PAYMENT DATES: Quarterly on the 20th of July, October, January and maturity, commencing July 20, 1998, through the maturity date; subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  April 13, 1998

